EXHIBIT 10.28

                           CLINICAL TESTING AGREEMENT

      This Clinical Testing Agreement (hereinafter, "Agreement") is entered into and effective as of February 24,1997 by and between Discovery Laboratories, Inc., a Company having its principal place of business at 787 Seventh Avenue, 44th Floor, New York, NY 10019 (hereinafter, "Sponsor") and the University of Utah (Tax ID #87-6000525), a body politic and corporate of the State of Utah, on behalf of the University of Utah School of Medicine, located at 50 North Medical Drive, Salt Lake City, Utah 84132 (hereinafter, "University").

                                    RECITALS

      WHEREAS, Sponsor wishes to have certain clinical testing services performed in accordance with the scope of work outlined in this Agreement; and

      WHEREAS, the performance of such clinical testing is consistent, compatible and beneficial to the academic role and mission of University as an institution of higher education; and

      WHEREAS, University is qualified, having personnel and adequate facilities and equipment, and desires to provide and conduct such clinical testing services performed in accordance with the approved protocol and scope of work outlined herein.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants, conditions, and undertakings herein set forth, the parties agree as follows:

      1.0 Scope of Work:

            1.1 Services. University agrees to perform for Sponsor certain testing services (hereinafter, the "Services"), described in the Institutional Review Board (IRB) approved study protocol entitled, Treatment of Cystic Fibrosis Lung Disease by Inhalation of SuperVent(TM) Aerosol Solutions [the normal volunteer portion (Part A) of this study], a copy of which has been provided to the University by Sponsor and which is incorporated herein as Exhibit A and summarized as Exhibit B.

            1.2 Performance and Modification of Services. The Services shall be performed under the direction and supervision of Bruce C. Marshall, M.D., Principal Investigator (hereinafter, "PI"), Department of Medicine. Services shall be performed by PI, following prior written approval and ongoing review of a duly constituted IRB. Any modification to the study protocol, recommended by the PI and/or IRB, prior to initiation of Services or during the performance of Services shall be brought to the attention of Sponsor. Services may not be altered without written approval of Sponsor and a subsequent review and approval by the IRB, as required.

            1.3 Enrollment, Data and Review of Services Rendered. University shall enroll a minimum of [***] evaluable, normal volunteers, pursuant to Part A of the study protocol and provide to Sponsor no less than [***] complete and accurate case report forms (CRFs), containing analyzable data, within thirty
(30) days of study completion. Personnel from Sponsor shall visit University periodically to monitor and determine performance status of the Services, adherence to the study protocol and retrieve complete and accurate CRFs.

[***] Confidential treatment requested.

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            1.4 Access to and Retention of Records. Data and records compiled by
University under this Agreement, including source documentation and study participant forms, shall be available to Sponsor and any regulatory agency, such as the U.S. Food and Drug Administration or the like for comparison with subject/patient CRFs. University agrees to retain medical records and source documentation, including a copy of all CRFs, for a period of fifteen (15) years.

            1.5 Conflicts. In the event of conflict between terms of the Agreement and the actual study protocol, the terms of the study protocol will control in all matters affecting the conduct of the Services.

      2. Term: The term of this Agreement shall commence upon the effective date hereof and shall continue until November 30,1997, unless extended or renewed by mutual consent of the parties.

      3. Compensation and Payment:

            3.1 Compensation. Sponsor shall pay to University [***] (hereinafter, "Compensation") for performance of Services under this Agreement. The budget for providing the Services is outlined and set forth in Exhibit C, which is attached hereto and incorporated herein by this reference.

            3.2 Payment. [***] Completeness and accuracy of CRFs will be determined by Sponsor during Sponsor's in-process and end of study audits, which University gives Sponsor the right and support to conduct. Sponsor will use reasonable efforts to initiate and conclude the end of study audit 30 days following receipt of complete CRFs.

            3.3 Compensation Checks. Compensation checks shall be payable to "The University of Utah" and shall be delivered to Gary S. Gledhill, Manager, Research Accounting, 406 Park Building, University of Utah, Salt Lake City, Utah, 84112.

      4.0 Reporting Requirements: University shall document and maintain all data and other records, such as source documents, collected in connection with providing the Services hereunder as required by the study protocol, federal regulations, and this Agreement.

      5.0 Equipment and Other Study Materials. All equipment, instruments and materials purchased or used by the University in connection with performance of the Services shall at all times remain under the sole control and ownership of University. All equipment, instruments, and study materials, including study drug, manufactured for or purchased by Sponsor for use by the University in connection with performance of the Services shall at all times remain under the control and ownership of the Sponsor and shall be returned to Sponsor at Sponsor's request.

[***] Confidential treatment requested.

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      6.0 Publication:

            6.1 Significant Results. In furtherance of University's role as a public institution of higher education it is necessary that significant results of research and testing activities be reasonably available for publication by the University, and Sponsor acknowledges that University may publish the results of research and testing conducted in connection with this Agreement.

            6.2 Consent to Publish. Notwithstanding the foregoing, University agrees that it shall not publish the results of research and testing conducted in connection with this Agreement, without the prior written consent of Sponsor, until the expiration of six (6) months following the first to occur of either the termination of this Agreement or submission to Sponsor of at least ten (10) complete and accurate CRFs, pursuant to Sections 1 and 4, hereof.

            6.3 Waiver of Six-Month Waiting Period. In the event University wishes to publish research and testing results prior to the expiration of the above described six (6) month period, University shall first provide to Sponsor written notice of University's intent to publish and a draft of such publication. Sponsor shall have sixty (60) days after receipt of the draft of such publication to (1) request in writing the removal of portions deemed by Sponsor to contain confidential or patentable material owned by Sponsor, (2) request a delay in submission of the draft for publication pending Sponsor's application(s) for patent protection, relating to any invention or inventions made under this Agreement, (3) request a delay in submission of the draft for publication pending Sponsor's submission of data and results of Services to the U.S. FDA or the like. In any event, University shall have no obligation to delay publication of the draft for longer than eight (8) months following delivery of University's notice to Sponsor of intent to publish. If University does not receive Sponsor's written response to the notice of intent to publish within the sixty (60) day period, then Sponsor shall be deemed to have consented to such publication.

            6.4 Proprietary Information. Information supplied to University by Sponsor and identified by Sponsor as proprietary information shall not be included in any material published by University without prior written consent of Sponsor.

      7. Confidentiality: Sponsor acknowledges that University is a governmental entity and thus subject to the Utah Government Records Access and Management Act, Sec. 63-2-101 et. seq., Utah Code Ann. (1993 and Supp. 1995) ("GRAMA") and
Section 53B 16-301 et. seq., Utah Code Ann. (1993 and Supp. 1995). Pursuant to GRAMA and Section 53B-16-301 et. seq., this Agreement, and confidential information provided pursuant hereto, may be subject to public disclosure. Any person who provides University with records that such person believes should be protected from disclosure for business reasons must, pursuant to Section 63.2-308 of GRAMA and Section 53B-16-304, provide University with a written claim of business confidentiality and a concise statement of reasons supporting such claims.

      8. Indemnification:

            8.1 Indemnification by University. University is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30-1 et seq., Utah Code Ann. (1993 and Supp. 1995) (the "Act"). Section 63-30-34 of this Act expressly limits judgment against the University, its officers and employees to $250,000.00 per person and $500,000.00 per occurrence for bodily injury and death and to $100,000.00 per occurrence for property damage. Subject to the provisions of the Act, University shall indemnify, defend and hold harmless Sponsor, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result solely from negligent acts or omissions of University, its officers, agents or employees in connection with this Agreement. Nothing in this Agreement shall be construed as a waiver of any rights or defenses applicable to University under the Act,


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including without limitation, the provisions of Section 63-30-34 regarding limitation of judgments. University shall give Sponsor timely notice of any claim or suit instituted of which it has knowledge that in any way, directly or indirectly, affects or might affect Sponsor, and Sponsor shall have the right at its own expense to participate in the defense of the same.

            8.2 Indemnification by Sponsor. Sponsor shall indemnify, defend and hold University, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages arising from proper use of drugs or treatments in accordance with the approved protocol in performing the Services, or from the negligent acts or omissions of Sponsor, its directors, officers, agents or employees in connection with this Agreement. Sponsor shall give University timely notice of any claim or suit instituted of which its has knowledge that in any way, directly or indirectly, affects or might affect University, and University shall have the right at its own expense to participate in the defense of the same.

      9.0 Injury to Participants:

            9.1 Sponsor's Obligations. Without limiting the indemnification obligations otherwise set forth in this Agreement, Sponsor agrees that in the event any person or persons participating in the testing in accordance with the approved study protocol conducted in connection with this Agreement ("Participant") at any time suffers any injury, illness or adverse medical condition as a result of the Participant's involvement in the testing, Sponsor shall pay, and hold University harmless from all reasonable medical expenses and hospital costs which may result from the Participant's involvement in the testing and which are (1) not otherwise covered by insurance owned by the Participant or (2) not due to negligent acts or omissions by the University. Sponsor's obligations under this paragraph shall be continuing and shall survive the completion of Services and the termination of this Agreement.

            9.2 University's Obligations. Without limiting the indemnification obligations otherwise set forth in this Agreement, University agrees that in the event any person or persons participating in the testing in accordance with the approved study protocol conducted in connection with this Agreement ("Participant") at any time suffers any injury, illness or adverse medical condition as a result of negligent acts or omissions, University shall pay and hold Sponsor harmless from all reasonable medical expenses and hospital costs which may result from the Participant's involvement in the testing and which are not otherwise covered by insurance owned by the Participant. University's obligations under this paragraph shall be continuing and shall survive the completion of Services and the termination of this Agreement.

      10.0 Compliance with Laws: In performance of the Services, University shall comply with all applicable federal, state and local laws, codes, regulations, rules and orders. University shall obtain, at its own expense as a part of the price for Services, all required government licenses, permits and approvals for the performance of the Services; with the exception that Sponsor shall obtain all necessary approvals from appropriate and qualified IRBs for testing of human subjects and all other licenses, permits and approvals which the Protocols specify will be obtained by Sponsor. University warrants that neither it or any person associated with the performance of the Services, pursuant to this Agreement, has been debarred by the U.S. FDA from the conduct of clinical trials of drugs, biologics or medical devices in human subjects.

      11.0 Relationship of Parties: In assuming and performing the obligations of this Agreement, University and Sponsor (collectively, the "Parties"; individually, the "Party") are each acting as independent Parties and neither shall be considered or represent itself as a joint venture, partner, agent or employee of the other. Neither Party shall include the name or any trademark of the other Party in any advertising, sales promotion or other publicity matter without the prior written approval of the other Party.


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      12.0 Termination:

            12.1 Notice of Termination. This Agreement may be terminated by either Party at any time and from time to time, by giving written notice thereof to the other Party. Such termination shall be effective thirty (30) days after receipt of such notice.

            12.2 Obligations of the University. Termination by either Party shall not relieve the University of its obligations accrued hereunder, prior to such termination, to provide Sponsor with (a) copies of all data, records, including source documents, and test results, (b) information, data and test results that is required be captured and made part of the CRFs by University,
(c) a complete and accurate accounting of the drug (test article) supply and (d) all used or unused portions of the drug supply, raw materials, reagents, vials, stoppers, closures, unused nebulizers and all compressors provided University for the performance of Services, pursuant to this Agreement. University agrees to comply with its obligations herein within thirty (30) days following receipt of such notice of termination by either Party.

            12.3 Obligations and Liabilities of the Parties. Termination shall not relieve either Party of (a) any obligation or liability accrued hereunder prior to such termination, or (b) rescind or give rise to any right to rescind any payments made prior to the time of such termination.

      13.0 Uncontrollable Forces: Neither Sponsor nor University shall be considered to be in default of this Agreement if delays in or failure of performance shall be due to uncontrollable forces, the effect of which, by the exercise of reasonable diligence, the non performing Party could not avoid. The term "uncontrollable forces" shall mean any event which results in the prevention or delay of performance by a Party of its obligations under this Agreement and which is beyond the control of the non performing Party. It includes, but is not limited to, fire, flood, earthquakes, storms, lightning, epidemic, war, riot, civil disturbances, sabotage, inability to procure permits, licenses, or authorizations from any state, local or federal agency or person for any of the supplies, materials, accesses, or services required to be provided by either Sponsor or University under this Agreement, strikes, work slowdowns or other labor disturbances and judicial restraint.

      14.0 Miscellaneous:

            14.1 Assignment. Neither Party shall assign or transfer any interest in this Agreement, nor assign any claims for money due or to become due under this Agreement, without the prior written consent of the other Party.

            14.2 Principal Investigator and Protocol Coordinator. The Principal Investigator and Protocol Coordinator have been selected by the Sponsor to be Bruce C. Marshall, M.D. and Cathy Pope, R.N., respectively. Replacements or successors require prior written approval of the Sponsor.

            14.3 Entire Agreement. This Agreement, with its Exhibits A and B, constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes any other written or oral understanding of the parties. This Agreement may not be modified except by written instrument executed by both parties.

            14.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.


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            14.5 Notices. Except as provided in Section 3 hereof, regarding payment of invoices, any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient's normal business hours; or (b) on the date of delivery if delivered by courier, express mail service or first-class mail, registered or certified, return receipt requested. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either Party shall designate by written notice given to the other Party as follows:

     In the case of Sponsor:

            Discovery Laboratories, Inc.
            787 Seventh Avenue, 44th Floor
            New York, NY 10019
            Attn: David R. Crockford, Vice President

     In the case of University:

            University of Utah
            Office of Sponsored Research
            1C47 School of Medicine
            50 North Medical Drive
            Salt Lake City, UT 84132
            Attn: Amy J. Hofheins, Manager Sponsored Projects

            14.6 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws.

            14.7 Non waiver. A waiver by either Party of any breach of this Agreement shall not be binding upon the waiving Party unless such waiver is in writing. In the event of a written waiver, such a waiver shall not affect the waiving Party's rights with respect to any other or further breach.

            14.8 Execution by Counterpart. This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one Agreement.

            14.9 Attorney Fees. The prevailing Party in any action or suit to enforce the terms or conditions of this Agreement shall be entitled to recover its costs of court and reasonable attorney's fees incurred in enforcing the terms or conditions of this Agreement.


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            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.

UNIVERSITY OF UTAH ("University")


By: /s/ [ILLEGIBLE], ACTING FOR
    ------------------------------
            (signature)


Name: Robert G. Glass
      ----------------------------
      (please print)

Title: Director, Sponsored Projects

Date: FEB 6 1997


DISCOVERY LABORATORIES, INC. ("Sponsor")


By: /s/ James Kuo, M.D.
    ------------------------------
            (signature)

Name: James Kuo, M.D.
      ----------------------------
      (please print)

Title: President and CEO

Date:_____________________________



PRINCIPAL INVESTIGATOR FOR UNIVERSITY


By: /s/ Bruce C. Marshall. M.D.
    ------------------------------
            (signature)

Name: Bruce C. Marshall. M.D.
      ----------------------------
          (please print)

Title: Associate Professor

Date: 2/6/97


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                          EXHIBIT A - Clinical Protocol

    Treatment of Cystic Fibrosis Lung Disease by Inhalation of Supervent(TM)
                                Aerosol Solution

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                 EXHIBIT B - Summary Clinical Protocol - Part A
                                     [***]

[***] Confidential treatment requested.


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                 EXHIBIT C - Budget for Performance of Services

                                     [***]


[***] Confidential treatment requested.

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                                     [***]


[***] Confidential treatment requested.

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                                     [***]

[***] Confidential treatment requested.

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                                     [***]


[***] Confidential treatment requested.

                                                                              13
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                                     [***]

[***] Confidential treatment requested.


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                                     [***]

[***] Confidential treatment requested.


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